UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 22, 2010

Movado Group, Inc.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-6497 (Commission File Number)	13-2595932 (I.R.S. Employer Identification No.)

650 From Road, Ste. 375 Paramus, New Jersey (Address of principal executive offices)	07652-3556 (Zip Code)

Registrant's telephone number, including area code:  (201) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

Registrant’s Annual Meeting of Shareholders held on June 17, 2010.  Two matters were voted upon at the meeting.

Matter One.   Election of Directors.     Each of the eight nominees listed below was elected a director of Registrant to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Margaret Hayes Adame	80,137,442	202,250	1,700,089
Richard J. Coté	80,159,806	179,886	1,700,089
Efraim Grinberg	80,032,135	307,557	1,700,089
Alan H. Howard	79,994,342	345,350	1,700,089
Richard Isserman	80,316,384	23,308	1,700,089
Nathan Leventhal	80,315,911	23,781	1,700,089
Donald Oresamn	80,136,751	202,941	1,700,089
Leonard L. Silverstein	79,929,572	410,120	1,700,089

 Matter Two.     Ratification of the Appointment of PricewaterhouseCoopers LLP as the Registrant’s Independent Registered Public Accounting Firm for Fiscal Year 2011.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
81,607,446	430,240	2.095	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOVADO GROUP, INC.

Date: June 22, 2010	By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel and Secretary